|_| NATIONWIDE LIFE INSURANCE COMPANY
                |_| NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
                   P.O. Box 182449, Columbus, Ohio 43218-2449
                               ITEM 26 EXHIBIT (E)
                          VARIABLE LIFE FUND SUPPLEMENT
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
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PROPOSED INSURED NAME  (please print)                                       SOCIAL SECURITY NUMBER

     John Doe                                                                         000        -     00       -     0000
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1.   SUITABILITY  (MUST BE ANSWERED TO ISSUE POLICY.)
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                                                                                                                           YES   NO
a.   Do you understand that the Death Benefit and Surrender Value may increase or decrease depending on the investment experience of the Variable
     Account?................................................................................
                                                                                                                           |X|   |_|
b.   Do you believe that this policy will meet your insurance needs and financial objectives?...........................   |X|   |_|
c.   Have you received a current copy of the prospectus?................................................................   |X|   |_|
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2.   ALLOCATIONS
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FOR CONTRACTS ISSUED IN STATES WHICH REQUIRE A RETURN OF PREMIUM TO A POLICY
OWNER EXERCISING THE SHORT TERM RIGHT TO CANCEL; NET PREMIUMS WILL BE ALLOCATED
TO THE GARTMORE GVIT MONEY MARKET FUND OR TO THE FIXED ACCOUNT IF SELECTED UNTIL
THE END OF THE RIGHT TO CANCEL PERIOD. AT THE END OF THIS PERIOD, YOUR CONTRACT
VALUE WILL BE ALLOCATED TO THE SUBACCOUNTS INDICATED BELOW. FOR STATES REQUIRING
A RETURN OF CASH VALUE YOUR NET PREMIUM WILL BE ALLOCATED TO THE SUBACCOUNTS AT
THE BEGINNING OF THE SHORT TERM RIGHT TO CANCEL PERIOD. YOUR SELECTIONS MUST
TOTAL 100%. MINIMUM INITIAL ALLOCATION TO ANY SINGLE SUBACCOUNT IS 1%. NO
FRACTIONAL PERCENTAGES. THESE PERCENTAGES WILL APPLY IN FUTURE YEARS BUT MAY BE
CHANGED AT ANY TIME BY THE POLICY OWNER. (IF NO ALLOCATION INDICATED, MONEY
MARKET WILL BE AUTOMATICALLY SELECTED.)
                            W & R TARGET FUNDS, INC.
      % Asset Strategy Portfolio                    % International Portfolio                 % Science and Technology Portfolio
      % Balanced Portfolio                          % International II Portfolio              % Small Cap Growth Portfolio
      % Bond Portfolio                              % Limited-Term Bond Portfolio             % Small Cap Value Portfolio
      % Core Equity Portfolio                       % Micro Cap Growth Portfolio              % Value Portfolio
      % Dividend Income Portfolio                   % Money Market Portfolio
      % Growth Portfolio                            % Mortgage Securities Portfolio     NATIONWIDE LIFE INSURANCE CO.
      % High Income Portfolio                       % Real Estate Securities Portfolio        % Fixed Account
                                                                                              % Long Term Fixed Account *
* THE LONG TERM FIXED ACCOUNT ENFORCES STRINGENT TRANSFER RESTRICTIONS. PLEASE
CONSULT THE PROSPECTUS FOR MORE DETAILS ON THESE RESTRICTIONS.
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3.   OPTIONAL ELECTIONS
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                                                                                                                           YES   NO
a.   Do you elect that monthly cost of insurance charges be deducted solely from the Money Market Fund as long as it is adequately
     funded?............................................................................................................
                                                                                                                           |_|   |X|
b.   Do you elect Automated Dollar Cost Averaging?  (If yes, complete Automated Dollar Cost Averaging form.)............   |_|   |X|
c.   Do you elect Asset Rebalancing?  (If yes, complete Asset Rebalancing form.)........................................   |_|   |X|
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4.   IMPORTANT NOTICE
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I UNDERSTAND THAT THE DEATH BENEFIT UNDER A VARIABLE LIFE INSURANCE POLICY MAY
INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT RETURN ON THE SUBACCOUNT(S) I
SELECT. REGARDLESS OF INVESTMENT RETURN, THE DEATH BENEFIT CAN NEVER BE LESS
THAN THE SPECIFIED AMOUNT, AS LONG AS THE POLICY IS IN FORCE. THE CONTRACT VALUE
MAY INCREASE OR DECREASE ON ANY DAY, DEPENDING ON THE INVESTMENT RETURN FOR THE
POLICY. NO MINIMUM CONTRACT VALUE IS GUARANTEED. ON REQUEST, WE WILL FURNISH
ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS AND CONTRACT VALUES FOR A
VARIABLE LIFE INSURANCE POLICY AND A FIXED LIFE INSURANCE POLICY FOR THE SAME
PREMIUM.
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
Signed at                    Any City, Any State               on             1                    3                ,      2002
          ----------------------------------------------------    -------------------------------------------------   --------------
                             City and State                                  Month                   Day                  Year

                            Any Advisor                                                         John Doe
                       Signature of Advisor                                          Signature of Proposed Insured
                                                                             (or parent if Proposed Insured is under age 15)


   Signature of Applicant/Owner (if other than Primary Insured)       Signature of Joint/Spouse Proposed Insured (if to be Insured)

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